Exhibit 10.7

IDENTIPHI, INC.

NOTICE OF GRANT OF STOCK OPTION AWARD

________________________ (the “Participant”) has been granted an option award (the “Award”) pursuant to the IdentiPHI, Inc. 2007 Equity Incentive Plan (the “Plan”) to purchase certain shares of Common Stock (the “Shares”) of IdentiPHI, Inc. as follows:

Grant Number:	_____________________

Date of Grant:	_____________________

Total Number of Shares:	_____________________

Initial Vesting Date:	_____________________

Vested Shares:

Except as provided in the Stock Option Agreement, the number of Vested Shares (disregarding any resulting fractional share) as of any date is determined by multiplying the Total Number of Shares by the “Vested Ratio” determined as of such date as follows:

Vested Ratio
Prior to Initial Vesting Date	0%

On Initial Vesting Date, provided the Participant’s status as a Service Provider has not terminated prior to such date	25%

On the last day of every third month after the Initial Vesting Date, provided the Participant’s status as a Service Provider has not terminated prior to such date	25%

Other Terms and Conditions:

1.	2007 Equity Incentive Plan. By their signatures below, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Plan and the Stock Option Agreement attached to and made a part of this document. The Participant acknowledges receipt of a copy of the Plan and the Stock Option Agreement, and represents that the Participant has read and is familiar with the provisions of the Plan, this Grant Notice and the Stock Option Agreement, and hereby accepts the Award subject to all applicable terms and conditions.

2.	Section 409A. The Exercise Price of this Award represents an amount the Company believes to be no less than the fair market value of a share of Stock as of the Grant Date, determined in good faith in compliance with the requirements of Section 409A of the Internal Revenue Code. There is no guarantee that the Internal Revenue Service (“IRS”) will agree with the Company’s determination. A subsequent IRS determination that the Exercise Price is less than such fair market value could result in adverse tax consequences to the Participant. By signing below, the Participant agrees that the Company, its directors, officers and stockholders shall not be held liable for any tax, penalty, interest or cost incurred by the Participant as a result of such determination by the IRS. The Participant is urged to consult with his or her own tax adviser regarding the tax consequences of the Award, including the application of Section 409A.

IDENTIPHI, INC.	PARTICIPANT

By:	Signature
Its:	Date:

Address	Address